Press Release	Source: Integrated Environmental Technologies, Ltd.

Integrated Environmental Technologies Completes Sale of EcaFlo(TM) Equipment to Leading Regional Office Supply Company

Friday October 7, 9:00 am ET

Purchase Marks First Sale to Surface Disinfection Industry

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Oct. 7, 2005--Integrated Environmental Technologies, Ltd. (OTCBB: IEVM - News) announced today the sale of an EcaFlo(TM) Model 40 to Mickey's Sales and Service, a leading regional janitorial and office supply company operating in the Norfolk, Virginia and Elizabeth City, North Carolina areas. Mickey's Sales and Service provides a multitude of business supply products, as well as contract and equipment services, to local area school systems, U.S. government facilities and other businesses in southeastern Virginia and northeastern North Carolina. The sale of this small volume, anolyte and catholyte producer to Mickey's Sales and Service supply company is part of IEVM's plan for moving further into other target market areas with EcaFlo(TM) equipment, offering customers the ability to produce their own environmentally-friendly surface disinfectants, replacing hazardous chemicals currently used in sanitizing and cleaning applications.

Anolyte, produced by IEVM's EcaFlo(TM) equipment, effectively controls bacteria, viruses, and many mold species in an economically viable and environmentally-responsible manner. Mickey's Sales and Service has agreed to provide IEVM with empirical data relative to the Model 40's capabilities to treat surfaces effectively and to confirm the ease of use for varying workforces who apply the "natural biocide." This data will assist IEVM's engineering department in furthering the unit's design by applying customer experiences to the development of optimal product lines utilizing the EcaFlo(TM) Model 40 devices.

IEVM President and CEO, Mr. "Bill" Prince, commented, "Bill Summerour, President of Mickey's Sales and Services, has always been a business man with foresight; focusing on meeting and exceeding his customers' needs with an innovative approach. We appreciate the opportunity to begin our market penetration in the surface disinfection industry with this quality company. We also anticipate positive reports on the EcaFlo(TM) Model 40's performance in this field."

About Integrated Environmental Technologies, Ltd. and its wholly owned operating subsidiary I.E.T., Inc.:

1) EcaFlo(TM) Division - IET is licensed in the United States by Electro-Chemical Technologies Ltd. This division designs, markets, sells and assembles equipment under the EcaFlo(TM) name Brand. This specially designed and built equipment produces reliable, environmentally friendly solutions, through the electro-chemical activation process (ECA), that effectively control bacteria, viruses, fungi, and other microorganisms without harming the environment.

2) Essential Oils Extraction Division - IET, through joint venture and other agreements with The Coach House Group, U.K. / SPDG Naturol, brings to the United States market a new and environmentally-safe essential oils extraction process by which superior quality, high-value bioactive compounds are extracted from botanicals without the use of harmful chemicals, thermal degradation or extreme pressures.

To learn more about IEVM's wholly owned operating company, I.E.T., Inc., and its EcaFlo(TM) Division, please visit our NEW WEBSITE at www.ietusa.net.

More information on Mickey's Sales and Service, catalog items and contract services, may be found at www.22mss.com.

Forward-Looking Statements: The statements in this press release regarding the sale of the Model 40 unit, future opportunities and any other effect, result or aspect of Model 40 unit and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the sale of EcaFlo equipment, the state of the Company's current operations, results of tests, applicability of the Company's technology, costs, delays, and any other difficulties related to the Company's business plan, the Company's sources of liquidity, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, marketability of the Company's EcaFlo(TM) equipment, the Company's continuing relationship with its licensors and other partners, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Integrated Environmental Technologies, Ltd.
William E. Prince, President and CEO, 843-390-2500
or
CEOcast, Inc. for
Integrated Environmental Technologies, Ltd.
Ed Lewis, 212-732-4300
www.ceocast.com

Source: Integrated Environmental Technologies, Ltd.